(Letterhead of Branden T. Burningham, Esq.)




June 30, 2000


U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re: Consent to be named in the S-8 Registration Statement of MicroAccel, Inc., a Utah corporation (the
          "Registrant"), SEC File No. 33-9782-LA, to be filed on or about July 5, 2000, covering the registration and issuance of 950,000 shares of common stock to individual optionees

Ladies and Gentlemen:

          I hereby consent to be named in the above referenced Registration Statement, and to have my opinion appended as an exhibit thereto.

                                             Sincerely yours,

                                                /s/ Branden T. Burningham

                                             Branden T. Burningham
cc:    MicroAccel, Inc.

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